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                                                                       Exhibit 5

                                                           October 4, 1996

PJ America, Inc.
9109 Parkway East
Birmingham, Alabama 35206

Ladies and Gentlemen:

  We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 2,070,000 shares (including 270,000 shares subject to an over-allotment option granted by the Underwriters) of common stock, par value $.01 per share (the "Common Stock") of PJ America, Inc., a Delaware corporation (the "Company"), of which 1,620,000 shares (135,000 shares subject to the Underwriters' over-allotment option) are being offered by the Company (the "Company Shares"), and 180,000 shares (135,000 shares subject to the Underwriters' over-allotment option) are being offered by the Selling Stockholders (the "Selling Stockholders Shares").

  We have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

  Based on the foregoing, it is our opinion that the (i) Common Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Selling Stockholders Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock, and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Greenebaum Doll & McDonald pllc

GD&M/llb